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                                  EXHIBIT 23.8

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                               dated June 10, 2004

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. One to the Registration Statement on Form S-11 of our report dated March 3, 2004, relating to the combined financial statements of Horizon Bay Senior Communities Twenty Communities, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Tampa, Florida
June 10, 2004